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                                                                                                 EXHIBIT 21


                                             THE LUBRIZOL CORPORATION




                                                                % OF                     STATE/COUNTRY
PRINCIPAL SUBSIDIARIES                                        OWNERSHIP                 OF INCORPORATION
Lubrizol do Brasil Aditivos, Ltda.                              100%                    Brazil
Lubrizol Canada Limited                                         100%                    Canada
Lubrizol de Chile Limitada                                      100%                    Chile
Lubrizol China, Inc.                                            100%                    Ohio
Lubrizol Espanola, S.A.                                         100%                    Spain
Lubrizol France S.A.                                            99.995%                 France
Lubrizol Gesellschaft m.b.H.                                    100%                    Austria
Lubrizol G.m.b.H.                                               100%                    Germany
Lubrizol International Inc.                                     100%                    Cayman Islands
Lubrizol International Management
   Corporation                                                  100%                    Nevada
Lubrizol Italiana, S.p.A.                                       100%                    Italy
Lubrizol Japan Limited                                          100%                    Japan
Lubrizol Limited                                                100%                    United Kingdom
Lubrizol de Mexico, S. de R.L.                                  100%                    Mexico
Lubrizol de Mexico Comercial S. de R.L.
   de C.V.                                                      100%                    Mexico
Lubrizol Overseas Trading Corporation                           100%                    Delaware
Lubrizol Scandinavia AB                                         100%                    Sweden
Lubrizol Servicios Tecnicos S. de R.L.                          100%                    Mexico
Lubrizol South Africa (Pty.) Limited                            100%                    South Africa
Lubrizol Southeast Asia (Pte.) Ltd.                             100%                    Singapore
Lubrizol de Venezuela C.A.                                      99.9%                   Venezuela
Anedco Inc.                                                     100%                    Nevada
CPI Engineering Services, Inc.                                  100%                    Michigan
Engine Control Systems, Ltd.                                    100%                    Canada
Gate City Equipment Company, Inc.                               100%                    Georgia
Langer & Company G.m.b.H.                                       100%                    Germany



AFFILIATES

Industrias Lubrizol S.A. de C.V.                                 40%                    Mexico
Lanzhou Lubrizol - Lanlian Additive
   Co., Ltd.                                                    50.05%                  China
Lubrizol India Limited                                           40%                    India
Lubrizol Transarabian Company Limited                            49%                    Saudi Arabia
Solub Limited                                                    40%                    Russia
Tianjin Lubrizol - Lanlian Additive
   Co., Ltd.                                                    50.05%                  China

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